          Filed with the Securities and Exchange Commission on April 27, 2001
                                                Registration No.
                                                                ----------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            JDA SOFTWARE GROUP, INC.
                     ---------------------------------------
             (Exact name of registrant as specified in its charter)

               DELAWARE                                  86-0787377
--------------------------------------      ------------------------------------
(State or other jurisdiction                (I.R.S. employer identification no.)
of incorporation or organization)

                             14400 NORTH 87TH STREET
                         SCOTTSDALE, ARIZONA 85260-3649
      ---------------------------------------------------------------------
               (Address of principal executive offices) (Zip code)


                JDA SOFTWARE GROUP, INC. 1996 STOCK OPTION PLAN,
          JDA SOFTWARE GROUP, INC. 1998 NONSTATUTORY STOCK OPTION PLAN
          ------------------------------------------------------------
                            (Full title of the plan)

                   JAMES D. ARMSTRONG, CHIEF EXECUTIVE OFFICER
                            JDA SOFTWARE GROUP, INC.
                             14400 NORTH 87TH STREET
                         SCOTTSDALE, ARIZONA 85260-3649
     ----------------------------------------------------------------------
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (480) 308-3000

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

                         CALCULATION OF REGISTRATION FEE



                                                       Proposed                   Proposed
                                     Amount            maximum                    maximum
Title of securities to be            to be             offering price             aggregate               Amount of
registered(1)                        registered(2)     per share(3)               offering price(3)       registration fee
-------------                        -------------     ------------               -----------------       ----------------
1996 Stock Option Plan
Common Stock                          3,375,000             $12.98                  $43,807,500             $10,951.88
($0.01 par value)

1998 Nonstatutory
Stock Option Plan
Common Stock                            225,000             $12.98                  $ 2,920,500             $   730.13
($0.01 par value)

                                      ---------                                     -----------             ----------
 Total                                3,600,000                                     $46,728,000             $11,682.01

(1) The securities to be registered include options and rights to acquire Common Stock.

(2) Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to the shares issuable pursuant to the 1996 Stock Option Plan and the 1998 Nonstatutory Stock Option Plan, the price is based upon the average of the high and low prices of the Common Stock on April 23, 2001, as reported on the National Association of Securities Dealers Automated Quotations system.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           Incorporation of Documents by Reference

                  JDA Software Group, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

                  (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Commission on April 2, 2001 (File Number 000-27876).

                  (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the document referred to in
(a) above.

                  (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities

                  The class of securities to be offered is registered under
Section 12 of the Exchange Act.

Item 5.           Interests of Named Experts and Counsel

                  Inapplicable.

Item 6.           Indemnification of Directors and Officers

                  The Company's Second Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Company shall indemnify its directors, officers, employees and agents to the full extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, the Company has entered into separate indemnification agreements with its directors and officers which would require the Company, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to maintain directors' and officers' liability insurance, if available on reasonable terms.

         These indemnification provisions may be sufficiently broad to permit indemnification of the Company's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.           Exemption From Registration Claimed

                  Inapplicable.

Item 8.           Exhibits

                  See Exhibit Index.

Item 9.           Undertakings

                  (a) Rule 415 Offering

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) Filing incorporating subsequent Exchange Act documents by reference

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (h) Request for acceleration of effective date or filing of registration statement on Form S-8

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on April 24, 2001.

                                        JDA SOFTWARE GROUP, INC.



                                        By:      /s/ James D. Armstrong
                                                 ------------------------------
                                                 James D. Armstrong
                                                 Chief Executive Officer

                                POWER OF ATTORNEY

         The officers and directors of JDA Software Group, Inc. whose signatures appear below, hereby constitute and appoint James D. Armstrong and Kristen L. Magnuson, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 24, 2001.

                     Signature                                             Title
                     ---------                                             -----

/s/ James D. Armstrong                        Chief Executive Officer and Chairman of the Board (Principal
-------------------------------------
James D. Armstrong                            Executive Officer)



/s/ Kristen L. Magnuson                       Executive Vice President, Chief Financial Officer
-------------------------------------
Kristen L. Magnuson                           and Secretary (Principal Financial and Accounting Officer)


/s/ Michael Gullard                           Director
-------------------------------------
Michael Gullard


/s/ William C. Keiper                         Director
-------------------------------------
William C. Keiper


/s/ Stephen A. McConnell                      Director
-------------------------------------
Stephen A. McConnell


/s/ Jock Patton                               Director
-------------------------------------
Jock Patton

                                  EXHIBIT INDEX


4.1 Second Restated Certificate of Incorporation of the Company is incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission effective March 14, 1996 (File No. 333-748)

4.2 Amended and Restated Bylaws of the Company are incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission effective March 14, 1996 (File No. 333-748)

5        Opinion re legality

23.1     Consent of Counsel (included in Exhibit 5)

23.2     Independent Auditors' Consent

24 Power of Attorney (included in signature pages to this registration statement)